Exhibit 23.2(c)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated November 15, 2010 relating to the statements of financial condition of United States Metals Index Fund, United States Agriculture Index Fund and United States Copper Index Fund (the “Funds”) as of November 10, 2010, and to the reference to our Firm as “Experts” in the Prospectus.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado
November 24, 2010